UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2019, CytoDyn Inc., a Delaware corporation (the “Company”), issued in private placements to accredited investors an aggregate of 415 shares of its Series C Convertible Preferred Stock, par value $0.001 per share, with an initial stated value of $1,000 per share (the “Series C Preferred Stock”), together with warrants to purchase an aggregate of up to 1,037,500 shares of its common stock, par value $0.001 per share (“Common Stock”), with an initial exercise price of $0.30 per share (the “Series C Warrants”) for aggregate gross proceeds to the Company of approximately $0.4 million (the “Series C Offering”).

The shares of Series C Preferred Stock are convertible into shares of Common Stock at an initial conversion price of $0.50 per share and will carry dividends at a rate of 10% per annum (subject to adjustment as provided in the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series C Convertible Preferred Stock (the “Series C Certificate of Designation”)) and have the preferences, rights and limitations set forth in the Series C Certificate of Designation, as previously reported in the Current Report on Form 8-K filed March 20, 2019, which is incorporated herein by reference. The Series C Warrants have a five-year term and are immediately exercisable. Pursuant to the subscription agreements entered into with each of the investors (the “Series C Subscription Agreements”), the Company has agreed to use commercially reasonable efforts to prepare and file with the United States Securities and Exchange Commission within 120 days following the closing of the Series C Offering, but not later than January 31, 2020, a registration statement under the Securities Act of 1933, as amended, covering the resale of all of the Common Stock received by the investors upon the conversion of the Series C Preferred Stock and the exercise of the Series C Warrants.

The representations, warranties and covenants contained in the Series C Subscription Agreements were made solely for the benefit of the parties to the Series C Subscription Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Series C Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of the Series C Subscription Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Series C Subscription Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The shares of Series C Preferred Stock and the Series C Warrants were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. Each investor has represented that it is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

The forms of the Series C Warrant and the Series C Subscription Agreement were filed as Exhibit 4.1 and Exhibit 10.1, respectively, to the Current Report on Form 8-K filed on October 22, 2019. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

As a fee to a prior placement agent, the Company has agreed to pay a cash fee of $37,500, which is equal to 9% of the gross proceeds received from investors in the Series C Offering who were first introduced to the Company by the prior placement agent in a prior offering.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 with respect to the Series C Preferred Stock and the Series C Warrants is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	4.1	Form of Series C Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 22, 2019).

	10.1	Form of Series C Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 22, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

December 6, 2019	By:	/s/ Craig S. Eastwood
	Name:	Craig S. Eastwood
	Title:	Chief Financial Officer